
<ARTICLE> 5
<LEGEND>
The schedule contains summary information extracted from the consolidated statement of earnings for the year ended December 31, 1994 and the consolidated balance sheet at December 31, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000088204
<NAME> SEALED AIR CORPORATION

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                      11,153,000
<SECURITIES>                                         0
<RECEIVABLES>                               95,291,000
<ALLOWANCES>                                 3,970,000
<INVENTORY>                                 38,259,000
<CURRENT-ASSETS>                           151,831,000
<PP&E>                                     232,324,000
<DEPRECIATION>                              96,154,000
<TOTAL-ASSETS>                             331,117,000
<CURRENT-LIABILITIES>                      136,064,000
<BONDS>                                              0
<COMMON>                                       201,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  10,811,000
<TOTAL-LIABILITY-AND-EQUITY>               331,117,000
<SALES>                                    519,186,000
<TOTAL-REVENUES>                           519,186,000
<CGS>                                      327,423,000
<TOTAL-COSTS>                              327,423,000
<OTHER-EXPENSES>                           107,854,000
<LOSS-PROVISION>                             1,210,000
<INTEREST-EXPENSE>                          19,363,000
<INCOME-PRETAX>                             61,203,000
<INCOME-TAX>                                23,987,000
<INCOME-CONTINUING>                         37,216,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                            (5,576,000)<F1>
<CHANGES>                                            0
<NET-INCOME>                                31,640,000
<EPS-PRIMARY>                                     1.59<F2>
<EPS-DILUTED>                                        0

<F1>Cost of the early redemption of the Company's 12-5/8% Subordinated Notes.
Reflects the 4.734% call premium paid at redemption and the w/o of related unamortized deferred financing costs. Amount is net of tax.
<F2>Earnings per share before early redemption      $1.87
    Extraordinary charge to earnings                 (.28)
    Net earnings per share                          $1.59


